Exhibit 21.1
Subsidiaries of the Registrant

Name	State of Incorporation
ACC Funding Two, Inc.	Nevada
ACC Holding, LLC	Georgia
ACC Master Holdings, LLC	Nevada
Access Financing, LLC	Georgia
Agea Capital, LLC	Georgia
Agea Financial, LLC	Georgia
Agea Holdings, LLC	Georgia
ASA Magazine Partners, LLC (1)	Georgia
Cahaba Energy, LLC (2)	Georgia
CAR Financial Services, Inc.	Georgia
CAR Funding II, Inc.	Nevada
Card Services, Inc.	Georgia
CARDS Credit Services, LLC	South Carolina
CARDS, LLC	South Carolina
CARS Acquisition, LLC	Georgia
CFC, LLC	Nevada
Chestnut Ventures Holdings Corporation	Georgia
Chestnut Ventures, LLC	Georgia
CL Holdings, LLC	Georgia
CompuCredit Acquisition Corporation	Nevada
CompuCredit Corporation	Georgia
CompuCredit Funding Corp.	Nevada
CompuCredit Funding Corp. III	Nevada
CompuCredit Intellectual Property Holdings Corp. II	Nevada
CompuCredit International Acquisition Corporation	Nevada
CompuCredit International Servicing, LLC	Georgia
CompuCredit Services Corporation	Nevada
Conductor, LLC	Nevada
Consumer Auto Receivables Servicing, LLC	Georgia
Creditlogistics, LLC	Georgia
CSC Acquisition, LLC	Nevada
Dakota Funding, LLC	Nevada

Direct MicroLending, LLC	Georgia
Direct MicroLoans, LLC	Georgia
Direct MicroLoans, LLC	Georgia
Domain Name Acquisitions, LLC	Georgia
FMT Services, Inc.	Nevada
Foriva Financial, LLC	Georgia
Fortiva Capital, LLC	Georgia
Fortiva Funding, LLC	Georgia
Fortiva Holdings,LLC	Georgia
Global Fin Partners, LLC	Nevada
Global Fin Ventures, LLC	Nevada
JC International Acquisitions, LLC	Georgia
JCIA Holdings, LLC	Georgia
Jefferson Capital Card Services, LLC	Georgia
Jefferson Capital Systems, LLC	Georgia
JJG SPV, LLC	Georgia
JJG, LLC	Georgia
Knightsbridge, LLC (3)	Delaware
Liberty Acquisition, Inc.	Georgia
M Park Holdings, LLC	Georgia
M Park, LLC	Georgia
Madison Park, Inc.	North Dakota
Majestic Capital Holdings, LLC	Georgia
Miramar Servicing, LLC	Georgia
Mobile Tech Investments, LLC (4)	Georgia
Partridge Funding Corporation	Nevada
Perimeter Investments Solutions, LLC	Georgia
Portfolio Holdings Services II, LLC	Nevada
Portfolio Holdings Services, LLC	Nevada
Purpose Solutions, LLC	Georgia
Rapid City Holdings, LLC	Nevada
Rushmore Acquisition, LLC	Nevada
Senior Marketing, LLC	Georgia
Transistor Holdings, LLC	Delaware
Transistor, LLC – 33.3% ownership	Delaware
Valued Services Investments, LLC	Georgia
Wilton Acquisitions LLC	Georgia

(1)	The Company owns a 70.0% interest in ASA Magazine Partners, LLC
(2)	The Company owns a 86.8% interest in Cahaba Energy, LLC
(3)	The Company owns a 50.0% interest in Knightsbridge, LLC
(4)	The Company owns a 89.8% interest in Mobile Tech Investements